UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

SPAR GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-27408	33-0684451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Westchester Avenue, Suite 204 White Plains, NY	10604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 332-4100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPAR GROUP, INC. AND SUBSIDIAIRIES

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 9, 2018, SPAR Group, Inc. ("SGRP" or the "Registrant"), and its subsidiaries (together with SGRP, "we", "our" or the "Company"), completed the acquisition of a 51% equity interest (the "Acquisition") in Resource Plus, Inc. ("RPI"), a supplier of professional fixture installation and product merchandising services; and a 51% equity interest in both of its sister companies, Mobex of North Florida, Inc. ("Mobex "), a proprietary retail fixture mobilization system manufacturer, and Leasex, LLC ("Leasex "), a company formed to lease Mobex's proprietary equipment. RPI owns a 70% interest in BDA Resource, LLC, a Florida limited liability company ("BDA"), and RPI, Leasex, Mobex and BDA may be referred to individually and collectively as "Resource Plus".

SGRP's subsidiary, SPAR Marketing Force, Inc. ("SMF"), purchased those equity interests in Resource Plus from Joseph L. Paulk and Richard Justus pursuant to separate Stock Purchase Agreements each dated as of October 13, 2017 (each a "SPA" collectively the “SPAs”), which were subject to due diligence and completion of definitive documents. The base purchase prices under the SPAs for those Resource Plus equity interests were $3,000,000 for Mr. Paulk and $150,000 for Mr. Justus, subject to adjustment and potential bonuses as provided in their respective SPAs. At the closing on January 9, 2018, Mr. Paulk received the base purchase price in $400,000 cash and a Promissory Note for $2,600,000; and Mr. Justus received the base purchase price in $50,000 cash and a Promissory Note for $100,000. Those notes were issued by SMF, guaranteed by SGRP pursuant to separate Guaranties, and secured by SMF pursuant to separate Securities Pledge and Escrow Agreements to the sellers of the respective acquired equity interests, with each of those documents dated and effective as of January 1, 2018. Mr. Paulk's note is repayable in installments of $300,000, plus applicable interest, per year on December 31 of each year (commencing in 2018), with the balance due on December 31, 2023; and Mr. Justus's note on December 31 of each such year (commencing in 2018) is repayable in installments of $33,333 per year, plus applicable interest, on December 31 of each year, with the balance of $33,334 due on December 31, 2020.

The following unaudited pro forma financial information of SGRP reflects the pro forma impact of the acquisition of RPI. The historical unaudited balance sheet of SGRP is combined with the unaudited balance sheet of RPI. The unaudited pro forma condensed combined balance sheet assumes the Acquisition took place as of September 30, 2017.

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2016 and for the nine months ended September 30, 2017 are based upon the audited historical financial results of both SGRP and RPI for the twelve months ended December 31, 2016 and the unaudited financial results of SGRP and RPI for the nine months ended September 30, 2017. Pro forma adjustments to the unaudited condensed combined statements of operations have been made to adjust the respective financial results assuming the Acquisition occurred on January 1, 2016.

The unaudited condensed combined financial information does not include the results of Mobex or Leasex as these entities were not considered significant.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), including Article 11 of Regulation S-X under the Securities Act and is not necessarily indicative of the financial results that would have occurred if the Acquisition had been consummated on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of SGRP. SGRP will be evaluating potential synergistic opportunities within the operations of SGRP and RPI. No effect has been given in the unaudited pro forma condensed combined financial information for the cost of any integration activities. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting as required by the accounting guidance for business combinations. The unaudited pro forma condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition (2) factually supportable and (3) with respect to the statement of operations expected to have a continuing impact on the consolidated financial results. The pro forma adjustments, described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Item 9.01.          Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Audited Financial Statements of Resource Plus of North Florida, Inc. as of December 31, 2016

99.2	Reviewed Financial Statements of Resource Plus of North Florida, Inc. as of September 30, 2017.

99.3	Pro Forma Condensed Combined Financial Information of SPAR Group, Inc. and Resource Plus of North Florida, Inc. as filed herewith.

99.4	Consent of Barley McNamara Wild (as filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR Group, Inc.
Date:	March 27, 2018
		By:	/s/ James R. Segreto
James R. Segreto, Chief Financial Officer